Exhibit 99.1

LEXICON ANNOUNCES PRICING OF COMMON STOCK
IN PUBLIC OFFERING

The Woodlands, Texas, October 8, 2009 – Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX) today announced the pricing of a public offering of 33,333,333 shares of its common stock at $1.50 per share, of which 19,894,076 shares are being offered through the underwriters and 13,439,257 shares are being offered to Invus, L.P., Lexicon’s largest stockholder.  All of the shares are being offered by Lexicon pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.  Lexicon has also granted the underwriters a 30-day option to purchase up to an aggregate of 2,984,111 additional shares of common stock to cover over-allotments, if any.  Morgan Stanley is acting as the sole book-runner for the offering, with Thomas Weisel Partners LLC acting as co-manager.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale is not permitted.  The offering of these securities will be made only by means of a final prospectus supplement and accompanying prospectus, copies of which may be obtained from Morgan Stanley & Co. Incorporated, Attn:  Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, telephone:  (866) 718-1649, or by emailing prospectus@morganstanley.com.

The issuer has filed a registration statement (including a base prospectus) with the Securities and Exchange Commission, or SEC, for an offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and related prospectus supplements and other documents that the issuer has filed or will file with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, you may obtain a preliminary prospectus supplement and accompanying prospectus as indicated above.

About Lexicon
Lexicon is a biopharmaceutical company focused on discovering breakthrough treatments for human disease.  Lexicon currently has five drug candidates in development for autoimmune disease, carcinoid syndrome, diabetes, glaucoma and irritable bowel syndrome, all of which were discovered by the company’s research team.

Safe Harbor Statement
This press release contains “forward-looking” statements, including statements related to Lexicon’s expectations regarding the completion, timing and size of the public offering. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements.  Words such as “anticipated,” “will,” “proposed,” and similar expressions are intended to identify these forward-looking statements.  There are a number of important factors that could cause Lexicon’s results to differ materially from those indicated by these forward-looking statements, including risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the public offering.  There can be no assurance that Lexicon will be able to complete the public offering on the anticipated terms, or at all.  Additional risks and uncertainties relating to the public offering, Lexicon and its business can be found under the headings “Factors Affecting Forward-Looking Statements” and “Risk Factors” in Lexicon’s annual report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission and under the heading “Risk Factors” in the final prospectus supplement related to the public offering to be filed with the Securities and Exchange Commission on October 8, 2009.  Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact for Lexicon:
Jason Ray
Manager, Corporate Communications and Investor Relations
281/863-3225
jray@lexpharma.com